DRAFT. Subject to review
and comment by AGSH&F
Legal Opinion Committee.
Exhibit 8.1
OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP REGARDING CERTAIN TAX MATTERS
April 1, 2011
FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), in connection with a registration of the Company’s common stock on its Registration Statement on Form S-3 filed with the Securities and Exchange Commission, as amended to the date hereof (File No. 333-155316) (the “Registration Statement”), the Prospectus dated November 12, 2008, and the Prospectus Supplement dated March 29, 2011, each of the Prospectus and the Prospectus Supplement forming a part of the Registration Statement.
     You have requested our opinion that for United States federal income tax purposes:
(i)	The Company is organized and has operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 1994 and through the date hereof, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

FelCor Lodging Trust Incorporated
April 1, 2011

(ii)	The statements in the Prospectus Supplement under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of U.S. federal tax matters, accurately and fairly summarize such matters in all material respects.
     In rendering our opinions, we have examined such originals or copies of originals (executed where applicable) of the Registration Statement, the Prospectus, the Prospectus Supplement, and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinions set forth below.
     In addition, we have relied upon (without independent investigation or verification) certain factual representations of the Company set forth in a representation letter (the “Representations”) delivered to us in connection with our rendering of this opinion regarding the manner in which the Company has been owned and operated and will be owned and operated. We have assumed the current and continued correctness of the Representations and that all Representations by the Company as to value are correct and we have made no independent verification as to such values. We are not, however, aware of any facts contrary to the facts set forth in the Representations. Where any factual Representation is qualified to the best knowledge of a person or anticipates a future event, we have assumed that the representation is correct, or that the event will occur, without regard to such qualification. We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons. Our opinion is explicitly conditioned upon the accuracy of the facts, assumptions, warranties, statements, and representations set forth herein.
     In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Code, applicable final, temporary, and proposed Treasury Regulations currently promulgated under the Code (the “Regulations”), and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the “Tax Law”). We have made no investigation or review of any matters relating to the Company or any other person other than as expressly set forth herein.
     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:
(i)	The Company is organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections

FelCor Lodging Trust Incorporated
April 1, 2011

856 through 860 of the Code, commencing with its taxable year ended December 31, 1994 and through the date hereof, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT; and

(ii)	The statements in the Prospectus Supplement under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of U.S. federal tax matters, accurately and fairly summarize such matters in all material respects.
     The opinion and other matters in this letter are qualified in their entirety and subject to the following:
A.	We express no opinion as to any laws other than the Tax Law.

B.	The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may occur at any time with retroactive or prospective effect, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may later come to our attention, any new developments in the law or in the application or interpretation of the Federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.

C.	We will not review on a continuing basis the Company’s compliance with the assumptions set forth above or the Representations. Accordingly, no assurance can be given that the actual results of the Company’ operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company’s ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution,

FelCor Lodging Trust Incorporated
April 1, 2011

and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust.

D.	This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the Federal income tax consequences addressed in this opinion.

E.	The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other Federal, state, local or foreign tax consequences.

F.	In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon to that extent.
     We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement, and to the use of our name in the Prospectus and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued thereunder.

Sincerely, Akin, Gump, Strauss, Hauer & Feld, L.L.P.